EXHIBIT 26 (n) (2)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.


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April 26, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:  Phoenix Life Variable Universal Life Account
     Phoenix Life Insurance Company
     Post Effective Amendment No. 18 to Registration Statement filed on Form N-6 File Nos. 333-23171 and 811-04721

To the Commission Staff:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus or Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,



/s/ Brian A. Giantonio
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Brian A. Giantonio, Vice President and Counsel
 Phoenix Life Insurance Company